Exhibit 99.1

 American Software Reports Third Quarter of Fiscal Year 2023 Results

 Subscription Fee Growth of 20% and Adjusted EBITDA Margin of 16%

ATLANTA--(BUSINESS WIRE)--February 23, 2023--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the third quarter of fiscal year 2023.

Key Third Quarter Financial Highlights:

  Subscription fees were $13.0 million for the quarter ended January 31, 2023, a 20% increase compared to $10.9 million for the same period last year, and software license revenues were $1.0 million for both the current and prior period last year.
  Total revenues for the quarter ended January 31, 2023 decreased 4% to $31.0 million, compared to $32.4 million for the same period of the prior year, principally due to a decline in services revenue.
  Recurring revenue streams for Maintenance and Cloud Subscriptions were $21.7 million or 70% of total revenues in the quarter ended January 31, 2023 compared to $20.0 million or 62% in the same period of the prior year.
  Maintenance revenues for the quarter ended January 31, 2023 decreased 5% to $8.6 million compared to $9.1 million for the same period last year reflecting the shift to cloud revenue as a client preference.
  Professional services and other revenues for the quarter ended January 31, 2023 decreased 27% to $8.3 million compared to $11.4 million for the same period last year. The decline was primarily driven by a 39% decrease in non-core project revenue in our IT Consulting business unit. For the Supply Chain business, professional services revenues for the quarter ended January 31, 2023 decreased by 15% to $4.6 million when compared to $5.4 million in the same period prior year due to an unusually slow holiday period.
  Operating earnings for the quarter ended January 31, 2023 were $3.0 million compared to $3.2 million for the same period last year.
  GAAP net earnings for the quarter ended January 31, 2023 increased 14% to $3.3 million or $0.10 per fully diluted share compared to $2.9 million or $0.09 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended January 31, 2023, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, increased 18% to $4.5 million or $0.13 per fully diluted share compared to $3.8 million or $0.11 per fully diluted share for the same period last year.
  EBITDA decreased by 12% to $3.7 million for the quarter ended January 31, 2023 compared to $4.2 million for the same period last year.
  Adjusted EBITDA was $5.0 million for the quarter ended January 31, 2023 compared to $5.3 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense.

Key Fiscal 2023 Year to Date Financial Highlights:

  Subscription fees were $37.4 million for the nine months ended January 31, 2023, a 21% increase compared to $31.0 million for the same period last year, while Software license revenues were $2.0 million compared to $2.3 million for the same period last year.
  Total revenues for the nine months ended January 31, 2023 were $93.7 million compared to $92.9 million for the same period last year.
  Recurring revenue streams for Maintenance and Cloud Services were $63.8 million and $58.9 million or 68% and 63% of total revenues for the nine-month periods ended January 31, 2023 and 2021, respectively.
  Maintenance revenues for the nine months ended January 31, 2023 were $26.4 million, a 5% decrease compared to $27.9 million for the same period last year.
  Professional services and other revenues for the nine months ended January 31, 2023 decreased 12% to $27.9 million compared to $31.8 million for the same period last year.
  For the nine months ended January 31, 2023, the Company reported operating earnings of approximately $8.3 million compared to $7.7 million for the same period last year, an 8% increase.
  GAAP net earnings were approximately $7.6 million or $0.22 per fully diluted share for the nine months ended January 31, 2023, an 18% decrease compared to $9.2 million or $0.27 per fully diluted share for the same period last year.
  Adjusted net earnings for the nine months ended January 31, 2023, which exclude stock-based compensation expense and amortization of acquisition-related intangibles, decreased 4% to $11.1 million or $0.33 per fully diluted share, compared to $11.6 million or $0.34 per fully diluted share for the same period last year.
  EBITDA was $10.7 million for the nine months ended January 31, 2023 compared to $10.9 million for the same period last year.
  Adjusted EBITDA increased 6% to $14.6 million for the nine months ended January 31, 2023 compared to $13.8 million for the nine months ended January 31, 2022. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense/(benefit) and non-cash stock-based compensation.

Key Third Quarter of Fiscal Year 2023 highlights:

Clients & Channels

  Notable new and existing customers placing orders with the Company in the third quarter include: Holly Frontier Corporation, Indorama Ventures Oxides, LLC., Johnstone Supply, Inc., Mom Enterprises, LLC, Mustad Netherlands B.V., and Sandvik Mining & Construction Tools AB.
  During the quarter, SaaS subscription and software license agreements were signed with customers located in the following six countries: Australia, Mexico, the Netherlands, Sweden, the United Kingdom, and the United States.
  We signed new channel partnership agreements with Bisonaire (Germany) and Anamind (India) to bolster Logility’s presence in our regions.

Company & Technology

  Announced in November, sustainability-driven self-tanning brand Bondi Sands ramped up its recent implementation of Logility® Digital Supply Chain Platform.
  In December, Logility was named a 2022 Top Software and Technology Provider by Food Logistics for its work with Oregon dairy manufacturer Tillamook.
  In January, Logility was named in the top 20 on the 2023 RIS Software Leaderboard based on factors including return on investment, innovation, total cost of operation, service, and customer satisfaction.
  In January, Logility bolstered its leadership team with the appointment of Paul Greifenberger as EVP of America Sales and Lisa Henriott as SVP of Product Marketing.

The overall financial condition of the Company remains strong, with cash and investments of approximately $105 million. During the third quarter of fiscal year 2023, the Company paid shareholder dividends of approximately $3.7 million.

“We were pleased to see our subscription revenue growth return to 20% and recurring revenues reach 70% of our total revenues for the quarter,” said Allan Dow, CEO and President of American Software. “Considering the impact of economic uncertainty on our non-core services revenue and as we are continuing to see delays in new project starts, we are slightly lowering our guidance for total and recurring revenue. However, we are maintaining our adjusted EBITDA expectations to reflect the strong performance to date and prudent management of expenses.”

Fiscal Year 2023 Financial Outlook

  Total revenues of $123.5 million to $125.5 million, including total recurring revenues of $84.5 million to $85.5 million.
  Adjusted EBITDA of $18.0 million to $20.0 million.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility delivers an innovative technical platform that enables enterprises to accelerate their digital supply chain transformation from product concept to client availability via the Logility® Digital Supply Chain Platform, a single platform spanning Product, Demand, Inventory, Supply, Sourcing, Deploy, Corporate Responsibility (ESG) and Network Optimization aligned with Integrated Business Planning.

Serving clients such as Big Lots, Carter’s, Destination XL, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx, Dole Fresh Vegetables, Inc., and Fender Musical Instrument Co, our solutions are marketed and sold through a direct sales team as well as an indirect global value-added reseller (“VAR”) distribution network.

Fueled by supply chain master data, allowing for the automation of critical business processes through the application of artificial intelligence and machine learning algorithms to a variety of internal and external data streams, the comprehensive Logility portfolio delivered in the cloud includes advanced analytics , supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, network design and optimization (NDO), retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about Logility, please visit www.logility.com. Logility is a wholly-owned subsidiary and operating entity for American Software, Inc. (NASDAQ: AMSWA). You can learn more about American Software at www.amsoftware.com, or by calling (404) 364-7615 or emailing kliu@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense/(benefit) and non-cash stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
Revenues:
Subscription fees	$13,003	$10,856	20%	$37,391	$31,005	21%
License fees	1,017	992	3%	2,025	2,289	(12%)
Professional services & other	8,342	11,443	(27%)	27,945	31,751	(12%)
Maintenance	8,649	9,131	(5%)	26,384	27,859	(5%)
Total Revenues	31,011	32,422	(4%)	93,745	92,904	1%

Cost of Revenues:
Subscription services	4,005	3,431	17%	11,682	10,059	16%
License fees	358	240	49%	541	597	(9%)
Professional services & other	6,303	8,012	(21%)	20,454	22,499	(9%)
Maintenance	1,607	1,789	(10%)	4,757	5,509	(14%)
Total Cost of Revenues	12,273	13,472	(9%)	37,434	38,664	(3%)
Gross Margin	18,738	18,950	(1%)	56,311	54,240	4%
Operating expenses:
Research and development	4,402	4,602	(4%)	13,220	13,304	(1%)
Sales and marketing	5,325	5,222	2%	16,934	17,234	(2%)
General and administrative	6,030	5,834	3%	17,796	15,844	12%
Amortization of acquisition-related intangibles	25	53	(53%)	81	159	(49%)

Total Operating Expenses	15,782	15,711	0%	48,031	46,541	3%
Operating Earnings	2,956	3,239	(9%)	8,280	7,699	8%
Interest Income & Other, Net	1,334	92	nm	1,308	1,459	(10%)
Earnings Before Income Taxes	4,290	3,331	29%	9,588	9,158	5%
Income Tax Expense/(Benefit)	950	391	143%	2,034	(43)	nm
Net Earnings	$3,340	$2,940	14%	$7,554	$9,201	(18%)
Earnings per common share: (1)
Basic	$0.10	$0.09	11%	$0.22	$0.28	(21%)
Diluted	$0.10	$0.09	11%	$0.22	$0.27	(19%)

Weighted average number of common shares outstanding:
Basic	33,759	33,490		33,711	33,293
Diluted	33,965	34,578		34,006	34,325

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP Operating Earnings:
Operating Earnings (GAAP Basis)	$2,956	$3,239	(9%)	$8,280	$7,699	8%
Amortization of acquisition-related intangibles	233	53	340%	601	159	278%
Stock-based compensation	1,294	1,093	18%	3,943	2,910	35%
NON-GAAP Operating Earnings:	4,483	4,385	2%	12,824	10,768	19%

Non-GAAP Operating Earnings, as a % of revenue	14%	14%		14%	12%

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$3,340	$2,940	14%	$7,554	$9,201	(18%)
Income Tax Expense/(Benefit)	950	391	143%	2,034	(43)	nm
Interest Income & Other, Net	(1,334)	(92)	nm	(1,308)	(1,459)	(10%)
Amortization of intangibles	495	810	(39%)	1,582	2,626	(40%)
Depreciation	292	191	53%	805	544	48%
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,743	4,240	(12%)	10,667	10,869	(2%)

Stock-based compensation	1,294	1,093	18%	3,943	2,910	35%
Adjusted EBITDA	$5,037	$5,333	(6%)	$14,610	$13,779	6%

EBITDA, as a percentage of revenues	12%	13%		11%	12%

Adjusted EBITDA, as a percentage of revenues	16%	16%		16%	15%

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$3,340	$2,940	14%	$7,554	$9,201	(18%)
Amortization of acquisition-related intangibles (2)	182	41	344%	470	126	273%
Stock-based compensation (2)	1,012	848	19%	3,094	2,304	34%
Adjusted Net Earnings	$4,534	$3,829	18%	$11,118	$11,631	(4%)

Adjusted non-GAAP diluted earnings per share	$0.13	$0.11	18%	$0.33	$0.34	(3%)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis)	$0.10	$0.09	11%	$0.22	$0.27	(19%)
Amortization of acquisition-related intangibles (2)	-	-	-	$0.02	-	-
Stock-based compensation (2)	$0.03	0.02	50%	$0.09	0.07	29%
Adjusted Net Earnings	$0.13	$0.11	18%	0.33	$0.34	(3%)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
Amortization of acquisition-related intangibles
Cost of Subscription Services	$208	$-	-	$521	$-	-
Operating expenses	25	53	(53%)	81	159	(49%)
Total amortization of acquisition-related intangibles	$233	$53	340%	$602	$159	279%

Stock-based compensation
Cost of revenues	$70	$59	19%	$178	$188	(5%)
Research and development	145	106	37%	437	273	60%
Sales and marketing	152	145	5%	568	462	23%
General and administrative	927	783	18%	2,760	1,987	39%
Total stock-based compensation	$1,294	$1,093	18%	$3,943	$2,910	35%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.10 and $0.22 for the three and nine months ended January 31, 2023, respectively. Diluted per share for Class B shares under the two-class method are $0.09 and $0.28 for the three and nine months ended January 31, 2022, respectively.

(2) - Tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options for the three and nine month periods ended January 31, 2023 of 21.8% and 21.9% and 22.4% and 20.8% for the three and nine month periods ended January 31, 2022, respectively.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	January 31,	April 30,
	2023	2022

Cash and Cash Equivalents	$80,606	$110,690
Short-term Investments	23,847	16,826
Accounts Receivable:
Billed	32,183	20,619
Unbilled	2,352	2,989
Total Accounts Receivable, net	34,535	23,608
Prepaids & Other	5,575	5,067
Current Assets	144,563	156,191

Investments - Non-current	484	-

PP&E, net	6,502	3,654
Capitalized Software, net	605	1,586
Goodwill	29,558	25,888
Other Intangibles, net	2,376	147
Deferred Sales Commissions - Non-current	1,544	2,050
Lease Right of Use Assets	544	935
Other Non-current Assets	3,888	2,384
Total Assets	$190,064	$192,835

Accounts Payable	$4,007	$2,506
Accrued Compensation and Related costs	3,027	6,918
Dividend Payable	3,715	3,700
Operating Lease Obligation - Current	440	541
Other Current Liabilities	2,805	1,871
Deferred Revenues - Current	40,706	41,953
Current Liabilities	54,700	57,489

Operating Lease Obligation - Non-current	144	461
Deferred Tax Liability - Non-current	-	1,772
Other Long-term Liabilities	224	137
Long-term Liabilities	368	2,370

Total Liabilities	55,068	59,859

Shareholders' Equity	134,996	132,976

Total Liabilities & Shareholders' Equity	$190,064	$192,835

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Nine Months Ended
	January 31,
	2023	2022

Net cash provided by operating activities	$(10,466)	$14,050

Purchases of property and equipment, net of disposals	(3,655)	(801)
Purchase of business, net of cash acquired	(6,500)	-

Net cash used in investing activities	(10,155)	(801)

Dividends paid	(11,117)	(10,957)
Proceeds from exercise of stock options	1,654	7,405

Net cash used in financing activities	(9,463)	(3,552)

Net change in cash and cash equivalents	(30,084)	9,697
Cash and cash equivalents at beginning of period	110,690	88,658

Cash and cash equivalents at end of period	$80,606	$98,355

Contacts

Financial Information Press Contact:

Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477